Exhibit 99.1

Deltagen Creates “Office of the Chairman” and Elects
Constantine Anagnostopoulos, Ph.D. to Chairman of the Board of Directors

Dr. Anagnostopoulos to Focus on Operational and Financial Management of the Company

REDWOOD CITY, Calif., November 22, 2002 — Deltagen, Inc. (Nasdaq: DGEN) today announced the election of Constantine Anagnostopoulos, Ph.D., to chairman of the Board of Directors and the head of a newly established Office of the Chairman. The organizational changes represent an increased focus on operational and financial management during a challenging market environment.

In addition to Dr. Anagnostopoulos, the Office of the Chairman will include: William Matthews, Ph.D., director and chief executive officer of Deltagen; and Richard Hawkins, Deltagen’s chief financial officer. Deltagen also announced today that the Board of Directors has initiated a search for a new chief executive officer.

Dr. Anagnostopoulos, who has extensive science management and operations background, provides Deltagen with the experienced leadership to capitalize on Deltagen’s near term revenue opportunities while also ensuring the long-term shareholder value. Dr. Anagnostopoulos is a retired officer of Monsanto Co., where he served as director of research, head of its New Enterprise Division, chairman and CEO of Monsanto Europe and vice chairman, corporate development. Dr. Anagnostopoulos holds a doctorate in organic chemistry from Harvard University and has more than 20 patents in organic and polymer chemistry.

Deltagen’s two-prong business strategy is to exploit the company’s powerful and cutting-edge mouse biology platform. Through its Small Molecule Discovery Products Lines, Deltagen provide its partners with high-throughput mouse models and information products that can be used to identify novel drug targets, validate the therapeutic potential of specific genes and accelerate the drug discovery process. These products have been validated through the company’s agreements with GlaxoSmithKline, Merck and Pfizer. As part of its own drug development efforts, Deltagen has established secreted protein programs with companies such as Lilly and Hyseq Pharmaceuticals.

“Deltagen has clearly established itself as a leader in the discovery and development of validated drug targets from the human genome. As we continue to focus our efforts on the operational and financial management aspect of our business, the Board of Directors believe we need to implement a management strategy that will ensure successful financial leadership while executing on our business strategy. Since our cost savings plan was implemented, we have significantly reduced the company’s cash burn rate,” said Dr. Anagnostopoulos.

Headquartered in Redwood City, California, Deltagen is a leader in the discovery and development of validated drug targets from the human genome. Deltagen offers a suite of programs designed to enhance the efficiency of drug discovery including access to biological models, validated small molecule targets, as well as its XenoPharm drug metabolism technologies. The company also offers discovery and development opportunities in the field of secreted proteins. Deltagen’s products and programs have been validated by customers and partners such as Eli Lilly & Co., GlaxoSmithKline, Merck & Co., Millennium Pharmaceuticals and Pfizer.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including uncertainties associated with business realignment, including uncertainties related to the effects and consequences of changes in the business plan, strategic focus, workforce, facilities, or product offerings of the company, uncertainties related to our ability to successfully develop, market and sell new programs, products or product lines, uncertainties related to meeting revenue projections, uncertainties related to product and drug development and delivery of DeltaBase quarterly releases, uncertainties related to the need for regulatory or other government approvals, Deltagen’s patents and other intellectual property and the patents and other intellectual property of its subsidiaries, dependence on proprietary technology, uncertainty of market acceptance of the company’s products, including proposed and future products, uncertainty related to Deltagen’s ability to effectively control its operating expenses and to raise additional capital if necessary, uncertainties related to business opportunities, the receipt of future payments, including milestones and royalties, the continuation of customer relationships and other risks cited in the risk factors sections of Deltagen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and Deltagen’s other securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Deltagen disclaims any intent or obligation to update these forward-looking statements.